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                                                                   Exhibit 10.48

                            TIME BROKERAGE AGREEMENT


     This Time Brokerage Agreement is made and entered into this 1 day of April, 1996, by and between SJL Communications, L.P., a Delaware limited partnership, with SJL Communications, Inc., a Delaware corporation, as its general partner ("Time Broker") and proposed licensee of WFXP-TV, Channel 66, Erie, Pennsylvania (the "Station"), NV Acquisition Co., a Georgia corporation, or its assignees (collectively "Licensee"), and

                                   WITNESSETH:

     WHEREAS, Licensee has entered into a Purchase and Sale Agreement between Licensee and Erie Broadcasting, Inc., a Pennsylvania corporation (the "Company"), dated February 27, 1996 (the "Purchase Agreement"), to acquire substantially all of the assets of the Company; and

     WHEREAS, Time Broker is the proposed assignee of Station WICU, Erie, Pennsylvania under a Stock Purchase Agreement dated February 2, 1996 (the "WICU Agreement"); and

     WHEREAS, Time Broker desires to acquire from Licensee some of the Station's airtime and Licensee is willing to sell certain airtime of the Station to Time Broker, in accordance with applicable law, including the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC (collectively, the "FCC Rules");

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. PROGRAMMING.

        1.1 Sold Time. Licensee agrees to sell and Time Broker agrees to buy, beginning on the date on which Licensee commences operations of the Station pursuant to the consummation of the Purchase Agreement (the "Commencement Date"), One Hundred Sixty Two (162) hours per week of broadcast time on the Station, subject to adjustment as provided herein (the "Sold Time"). Broadcast time on the Station not included in the Sold Time (the "Retained Time") shall be retained by Licensee. Specific hours of Retained Time shall be determined by the mutual agreement of the parties.

        1.2 Term. Unless terminated earlier in accordance with the express provisions hereof, the Agreement shall begin on the Commencement Date and continue until the date five (5) years after the Commencement Date. Time Broker shall have the option to renew this Agreement for one term of five (5) years. This option may be exercised by written notice by Time Broker to Licensee at any time before ninety (90) days prior to expiration of the initial term.

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          1.3 Use of Sold Time. Subject to the FCC Rules and the limitations contained herein, the Sold Time shall be programmed by Time Broker, which programming shall be in full service format and may include entertainment, music, news and commercials selected by Time Broker (the "Programming"). The Programming shall include (a) public service announcements (including, at Licensee's request from time to time, a reasonable number of public service announcements of local interest supplied by Licensee) (b) an announcement in form sufficient to meet the station identification requirements of the FCC at the beginning of each hour, and (c) any other announcement that may be required by applicable law or regulation (including but not limited to Emergency Broadcast System tests). Notwithstanding these requirements, it is understood by both parties that (i) the duty to assure that the Station complies with all FCC Rules remains with Licensee, and (ii) Time Broker shall provide such additional public services programming as Licensee may require of it from time to time to assist Licensee in the fulfillment of these duties. Time Broker shall not under any circumstances be liable for any damages arising out of any determination that the Station has failed to meet its programming obligations or that Licensee has failed to operate the Station in the public interest.

          1.4 Use of Retained Time. Licensee shall use the Retained Time to present such public service programming on the Station as Licensee determines is appropriate ("Licensee's Programming"). Licensee's Programming shall be responsive to the problems, needs and interests which Licensee has ascertained of persons in the community of license and service area of the Station, shall total no less than two (2) hours per calendar week, all of which shall be locally focused, and shall not be designed to impair the value of the Sold Time.

          1.5 Preemption. Licensee may, from time to time, preempt portions of the Programming to broadcast emergency information or national or local noncommercial programs it deems would better serve the public interest, and may refuse to broadcast any program or announcement of Time Broker should Licensee deem such program or announcement to be contrary to the public interest. Time Broker shall be notified, unless such advance notice is impossible or impractical, at least one week in advance of any preemption of any of the programming for the purpose of broadcasting programs Licensee deems necessary to serve the public interest. In the event of any such preemption, Time Broker shall receive cash payment in an amount equal to the Quarterly Fee (as defined below) multiplied by a ratio the numerator of which is the number whole or partial hours preempted and the denominator of which is the number of hours of Sold Time for the month in which the preemption occurs. Licensee represents that preemption shall only occur to the extent Licensee deems necessary to carry out its obligations as an FCC licensee, and expressly agrees that its right of preemption shall not be exercised in an arbitrary manner or for the commercial advantage of Licensee. At the sole election of Time Broker, any preemption of more than five (5) hours in any calendar day or of more than fourteen (14)


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hours over any seven (7) consecutive calendar days or thirty-five (35) hours per year may be treated as an Event of Default (as defined in Section 8).

          1.6 Compliance with Standards. All Programming delivered by Time Broker shall be in material accordance with applicable statutes and FCC requirements. If, in the reasonable judgment of Licensee, Time Broker does not materially adhere to the foregoing requirement, Licensee may suspend or cancel any specific program not in compliance with this Section after advising Time Broker in writing of the specific deficiencies.

          1.7 Program Rights. All right, title and interest in and to all programs provided by Time Broker hereunder, and the right to authorize the use of such programs in any manner and in any media whatsoever, shall be and remain vested at all times solely in Time Broker. On the Commencement Date, Licensee shall assign to Time Broker all of the Station's contracts that are being assigned to Licensee by the Company under the Purchase Agreement which are either (a) scheduled on the Purchase Agreement; or (b) approved by Time Broker and entered into between the date of the Purchase Agreement and the Commencement Date. In addition, Licensee shall assign all existing contracts for the sale of time on the Station which are entered into by the Company in the ordinary course of business, consistent with past practice, and are listed on the Purchase Agreement or cancellable by the Station with no more than thirty
(30) days notice. In the event that this Agreement is terminated, Time Broker and Licensee will cooperate fully in effecting the reassignment of any such contracts to Licensee.

     2.  PAYMENTS.

          2.1 Upon the execution and delivery of this Agreement, Time Broker shall pay to Licensee, in immediately available funds, $175,000. This payment is nonrefundable.

          2.2 In addition, Time Broker shall pay Licensee, in immediately available funds, by wire transfer or cashier's check, $265,000 upon the Commencement Date of this Agreement.

          2.3 Quarterly Fee. Time Broker shall pay to Licensee a quarterly LMA fee of $300,000, payable on the first day of each calendar quarter, subject to periodic revisions by agreement of the parties. (A prorated portion of the LMA fee shall be payable for the stub quarters in which this Agreement commences and terminates).

     3.  EXPENSES.

        3.1 Programming Costs. Time Broker shall be responsible for its costs associated with the production, development and promotion of the Programming, and the sale

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of air time on the Station during hours in which the Programming airs, including, but not limited to, any expenses incurred in the origination and/or delivery of such Programming from any remote locations, and for any publicity or promotional expenses incurred by Licensee or Time Broker, including without limitation, ASCAP, BMI and SESAC music license fees for all such programs provided by Time Broker.

          3.2 Maintenance. All equipment necessary for broadcasting by the Station shall be maintained by Licensee in a condition consistent with good engineering practices and in compliance in all material respects with the applicable rules, regulations and technical standards of the FCC.

          3.3 Capital Expenditures. All capital and other extraordinary expenditures reasonably required to maintain the technical quality of the Station's signals shall be made in a timely fashion by Licensee, whose costs therefor shall be reimbursed promptly on submission to Time Broker.

          3.4 Operating Expenses. Licensee will be solely responsible for payment of all Station expenses necessary to fulfill Licensee's FCC obligations and to transmit the Programming, and will be responsible for the salaries, taxes, insurance and related costs for all of its Station personnel. Without limiting the generality of the foregoing, Licensee will be responsible for all costs associated with the Station's towers, transmitters, antennas, offices, main studio and equipment, including but not limited to maintenance, utilities (such as electrical power, telephone, lighting, heating and cooling) any telephone or microwave link from the studio to the transmitter site, provided, however, that capital and other extraordinary expenses will be reimbursed in accordance with Section 3.3, less any amounts received by Licensee under Article 9 of the Purchase Agreement, through insurance proceeds, or otherwise.

     4. OPERATION OF STATION. Notwithstanding anything to the contrary in this Agreement, Licensee shall retain full authority and power with respect to the operation of the Station during the term of this Agreement, and may take any and all steps necessary to faithfully and continuously do so throughout the term of this Agreement. The parties agree and acknowledge that Licensee's continued control of the Station is an essential element of the continuing validity and legality of this Agreement. Licensee shall retain control over the policies, programming and operations of the Station, including, without limitation, the right to take any actions necessary to comply with the laws of the United States, the State of Pennsylvania and the rules, regulations, and policies of the FCC, including the rules regarding the prohibition of unauthorized transfers of control.

     5.  OBLIGATIONS OF LICENSEE.

          5.1  Employees.  Licensee shall at all times:

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               (a) employ no less than the minimum number of employees necessary to meet its obligations as an FCC licensee; and

               (b) employ a General Manager who will report to Licensee and direct the performance of Licensee's obligations hereunder and who shall have no employment, consulting or other material relationship to Time Broker; and

               (c) employ at least one full-time employee to assist the General Manager in performing Licensee's obligations hereunder, including maintaining the Station's tower and transmitting equipment, and who shall have no employment, consulting or other material relationship with Time Broker.

          5.2 Records. Licensee shall be responsible for maintenance of all FCC required logs and records for the Station, including technical logs, political and public inspection files as well as quarterly lists of community problems and programs broadcast in response thereto, Licensee shall promptly provide Time Broker with a copy of any official correspondence it receives from the FCC or any other federal, state or local governmental authority, which relates in any way to, or alleges violation by Licensee, of any law, rule, regulation, ordinance or any other governmental requirement.

          5.3 Call Letters and Channel Position. During the Term, Licensee (i) will retain all rights (except as provided in the next following sentence) to the call letters and trade names such as "WFXP-TV" and "Channel 66"; (ii) will not change its call letters or channel position; and (iii) will ensure that proper station identification announcements are made in accordance with the FCC Rules.

          5.4 Insurance. Licensee shall during the Term of this Agreement keep in force and effect comprehensive insurance, including casualty, property damage, business interruption, and liability insurance for the Station that insures against any liability that may accrue on account of any loss or damage to the Station's assets.

          5.5 Access to Studio. Licensee shall maintain a main studio consistent with the FCC Rules at which the General Manager and other full-time employees would be available during normal business hours. Time Broker may, but shall not be required to produce and present the Programming from Licensee's main studio, provided, however, that (i) Licensee shall make available to Time Broker for no additional consideration those areas in such main studio as may be reasonably necessary for Time Broker to exercise its rights and perform its obligations under this Agreement, and (ii) if Time Broker originates the Programming from a remote site, it shall bear all cost and responsibility for delivery of the Programming to the Station's transmitters therefrom. In implementing the provisions of this paragraph, Time Broker agrees upon request of Licensee to lease to Licensee adequate space

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within Time Broker's studio building to which Licensee may relocate the main studio facilities of the Station. In addition, Licensee shall make availabLe to Time Broker for no additional consideration the services of Licensee's employees as may be reasonably necessary to facilitate the performance of Time Broker's obligations under this Agreement.

     6. OBLIGATIONS OF TIME BROKER.

          6.1 "Pavola" and "Plugola". Time Broker agrees that it will take appropriate steps to assure that its employees will not accept any consideration in money, goods, services or otherwise, directly or indirectly, from any person or company for the playing of music, the presentation of any programming or the broadcast of any commercial announcement over the Station without reporting the same to the management of the Licensee and without such broadcast being announced as sponsored. Time Broker understands that violation of this provision is "payola" and constitutes a federal crime. It is further understood and agreed that no commercial message ("plugs") or undue reference shall be made in programming presented over Station to any business venture, profit-making activity or other interest (other than non-commercial announcements for bona fide charities, church activities or other public service activities) without the same having been approved by the management of the Licensee and said broadcast being announced as sponsored.

          6.2 Political Broadcasts. Time Broker shall maintain and deliver to Licensee all records and information required by the FCC to be placed in the public inspection file of the Station pertaining to the broadcast of political programming and advertisements, and to the broadcast of sponsored programming addressing political issues or controversial subjects of public importance. Time Broker also shall consult with Licensee and adhere to all applicable statutes and the rules, regulations and written policies of the FCC as announced from time to time, with respect to the carriage of political advertisements and programming (including, without limitation, the rights of candidates and, as appropriate, others to "equal opportunities" and the carriage of contrasting points of view as mandated by any "fairness" rule with respect to such "issue-oriented" advertising or programming as may be broadcast) and the charges permitted therefor. Time Broker shall provide to Licensee such documentation relating to such Programming as Licensee shall reasonably request.

          6.3 Handling of Communications. Time Broker shall receive and use reasonable efforts to respond to all mail, cables, telegraph or telephone calls in connection with the Programming provided by Time Broker. Time Broker shall advise Licensee of any public or FCC complaint or inquiry known to Time Broker concerning such Programming, and shall provide Licensee with copies of any complaint letters to Time Broker from the public.


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          6.4 Compliance with Laws. Time Broker shall comply in all material respects with all applicable federal, state and local laws, rules and regulations at all times during the term of this Agreement.

     7. INDEMNIFICATION. Each party will indemnify and hold harmless the other party, and the directors, officers, employees, agents and affiliates of such other party, from and against any liability, including, without limitation, all consequential damages and reasonable attorneys' fees, arising out of or incident to (i) any material breach by such party of a representation, warranty or covenant made herein, (ii) the programming produced or furnished by such party hereunder, (iii) the conduct of such party, its employees, contractors or agents in performing its or their obligations hereunder. Without limiting the generality of the foregoing, each party will indemnify and hold harmless the other party, and the directors, officers, employees, agents and affiliates of such other party, from and against any and all liability for libel, slander, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights resulting from the programming produced or furnished by it hereunder. The parties' indemnification obligations hereunder shall survive any termination or expiration of this Agreement.

     8. EVENTS OF DEFAULT. Upon the expiration of the applicable cure periods, specified below, the following shall constitute Events of Default under this
Agreement:

          8.1 Non Payment. Time Broker's failure to timely pay the consideration provided for in Section 2;

          8.2 Default in Covenants. Time Broker's or Licensee's material default in the observance or performance of any covenant, condition or agreement contained herein; or

          8.3 Breach of Representation. Time Broker's or Licensee's material breach of representations or warranties made by it herein, or in any certificate or document furnished pursuant to the provisions hereof, which shall (taken as a whole) prove to have been false in any material respect as of the time made or furnished.

          8.4 Cure Periods. An Event of Default shall not be deemed to have occurred until thirty (30) days (or ten (10) days if a payment default) after the non-defaulting party has provided the other party with written notice specifying the actions necessary to cure within such period. This period may be extended (in writing only and only by the non-defaulting party) for a reasonable period of time if the defaulting party is acting diligently and in good faith to cure and such delay is not materially adverse to the other party.

          8.5 Cure of FCC-Related Deficiencies. It is the intention of the parties that this Agreement comply fully with the FCC Rules concerning agreements of this nature. In the event that there is any complaint, inquiry, investigation, or proceeding at the FCC

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concerning this Agreement and the relationship between the parties, the parties shall cooperate fully and share equally the costs in responding to such matter. The parties also agree to modify this Agreement in any reasonable way required to maintain compliance with the FCC Rules, preserving to the maximum extent possible the essential business terms and conditions contained herein.

     9. TERMINATION

        9.1 Termination for Default. Either party may immediately terminate this Agreement upon the occurrence of an uncured Event of Default by the other party by giving the other party written notice of such termination.

        9.2 Termination for Change in FCC Rules or Policies. The parties believe that the terms of this Agreement meet all of the requirements of current FCC policy for brokerage agreements and agree that they shall negotiate in good faith to meet any FCC concern with respect to it if they are incorrectly interpreting current FCC policy or if that policy is modified. If the parties cannot agree within a reasonable time to modification or modifications deemed necessary by either party to meet FCC requirements, either party may terminate this Agreement by giving the other party sixty (60) days written notice of termination.

        9.3 Termination Relating to Purchase Agreement. This Agreement shall immediately terminate upon the occurrence of the failure of the Closing (as defined in the Purchase Agreement) of the Purchase Agreement or the WICU Agreement.

        9.4 Termination by Licensee. It Licensee terminates this Agreement for any reason, Licensee agrees that it will assume, perform in good faith and be responsible for those essential Station obligations (including unfulfilled advertising contracts cancelable within 30 days) of the type being assumed by Time Broker at the time this Agreement becomes effective, as well as any substantially new and different, but normal, operating obligations which Licensee has approved in writing during the course of this Agreement.

        9.5 Events Upon Termination or Expiration.

            (a) Upon any termination or expiration of this Agreement, subject to the provisions of Section 9.4 hereof, (i) Licensee shall be under no further obligation to make available to Time Broker any further broadcast time or broadcast transmission facilities, and (ii) Time Broker shall be responsible for debts and obligations of Time Broker resulting from the use of airtime and transmission facilities during the term of this Agreement; and (iii) Licensee shall receive and be assigned (free and clear of all liens) all of the accounts receivable of the Time Broker relating to the station as of the date of termination.

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               (b) No expiration or termination of this Agreement shall limit or impair any party's rights to receive payments due and owing hereunder on or before the date of such termination.

               (c) If the parties do not commence the Agreement due to a material breach by Time Broker by its failure to provide operations pursuant to this Agreement or failure to pay the fee set forth in Section 2.2 hereof, Time Broker shall pay Licensee $150,000 as liquidated damages. This provision shall not apply upon the occurrence of the failure of the Closing (as defined in the Purchase Agreement) of the Purchase Agreement for any reason or the failure of the Closing of the WICU Agreement due to (i) a default by Seller thereunder; or
(ii) the failure to meet any one or more of the conditions precedent to Closing set forth in Article 7 of the WICU Agreement. Licensee and Time Broker hereby acknowledge and agree that any measure of actual damages cannot compensate Licensee for the loss of Time Broker's performance under this Agreement prior to the Commencement Date and that the true measure of damages to Licensee for a cancellation termination or material breach of this Agreement prior to the Commencement Date by Time Broker is incapable of accurate estimation with reasonable certainty. Licensee and Broker therefore agree that it is a fair and reasonable forecast of just compensation for such harm caused to be measured by liquidated damages in the amount of $150,000. This liquidated damages provision shall not apply to a breach or unlawful termination by Time Broker after the Commencement Date.

     10. ASSIGNMENT. Except as provided in Section 11.3, neither party may assign its rights and obligations hereunder, in whole or in part, without the prior written consent of the other, except to an entity under common control.

     11. OPTION TO PURCHASE.

         11.1 Terms and Exercise of Option. Licensee herewith grants Time
Broker an irrevocable option to acquire upon the prior approval of the Federal Communications Commission, all the assets used and useful in the operation of the Station, including the licenses, assets, after-acquired property and all the other rights associated with the use of new technology that may be obtained or used by the Station upon the terms and conditions set forth herein (the "Option"). Said Option may be exercised at any time during the term of this Agreement upon written notice by Time Broker to Licensee. During the term of this Option, Licensee shall keep the assets which are the subject of this Option free and clear of all liens, claims and encumbrances of any kind or nature, other than this Option and the security interest pursuant to the Debt, as defined below, or as consented to by the Time Broker.

         11.2 Exercise Price. The exercise price shall be $3,000,000, plus an assumption of (a) Licensee's senior secured debt in the initial principal amount of $3,500,000

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or less, as amortized to the date of closing under the Option (the "Debt"), and
(b) expenses of Licensee related to operation of the Station which have not previously been paid from the quarterly fee payable pursuant to Section 2.3. Upon receipt of notice of exercise, Time Broker and Licensee shall, within fifteen (15) days thereof, (i) enter into an Asset Purchase Agreement for the sale of the Station to Time Broker, which shall contain such terms and conditions as are customary and usual between parties in like circumstances, and
(ii) prepare and file with the Federal Communications Commission an application for the assignment of licenses of Station WFXP-TV to the Time Broker. All filing fees, reasonable costs, and expenses of the parties associated with said application shall be borne by the Time Broker.

          11.3 Assignment. Time Broker may assign its Option to purchase without the consent of the Licensee.

     12. MISCELLANEOUS

          12.1 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of the other party, or when sent by telecopy or facsimile machine to the number shown below, or when properly deposited for delivery by commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address or change of telecopy number:

          If to Licensee:

                  NV Acquisition Co.
                  5784 Lake Forrest Drive, Suite 275
                  Atlanta, Georgia 30328
                  Attention: Jason Elkin
                  Telecopy No.: (404) 257-9517

          With a copy to:

                  Gray & Gilliland, P.C.
                  Suite 1050, North Terraces
                  400 Perimeter Center Terrace
                  Atlanta, Georgia 30346
                  Attention:  Neil H. Dickson, Esq.
                  Telecopy No.: (770) 392-4808

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          If to Time Broker:

                  SJL Communications, Inc.
                  633 Picacho Lane
                  Montecito, California 93108
                  Attention: George D. Lilly
                  Telecopy No.: (805) 969-2399

          With a copy to:

                  Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                  1800 One M&T Plaza
                  Buffalo, New York 14203-2391
                  Attention: Pamela D. Heilman, Esq.
                  Telecopy No.: (716) 849-0349

          And

                  Latham & Watkins
                  1001 Pennsylvania Avenue, N.W., Suite 1300
                  Washington, D.C. 20004,
                  Attention: Eric L. Bernthal, Esq.
                  Telecopy No.: (202) 637-22Oi

          And

                  Robert D. McCurdy
                  3202 Third Avenue North
                  Billings, Montana 59103
                  Telecopy No.: (406) 252-9144

          12.2 Entire Agreement. This Agreement embodies the entire understanding between the parties and there are no other agreements, representations, warranties, or understanding, oral or written, between them with respect to the subject matter hereof.

          12.3 Modification and Waiver. This Agreement may not be amended, changed, modified or altered except in writing executed by all parties with the same formality as this Agreement is executed. No modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the party against whom the waiver is sought to be enforced, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

          12.4 Time of Essence. Time is of the essence of this Agreement.

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          12.5 No Waiver; Remedies Cumulative. No failure or delay on the part of Licensee or Time Broker in exercising any right or power hereunder shall operate as a waiver of that party's right to demand exact compliance with the terms hereof, nor any single or partial exercise of any such right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Time Broker herein provided are cumulative and are not exclusive of any rights or remedies which they may otherwise have.

          12.6 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in whole or in part, this shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had not been contained herein.

          12.7 Transition. On the Commencement Date, Licensee shall assign and convey to Time Broker all the current accounts receivable and trade and barter agreements of the Station.

          12.8 License of Intellectual Property. Licensee hereby grants Time Broker a license for the exclusive use (or, the extent Licensee does not hold exclusive rights, the non-exclusive use) of all intellectual property owned by or licensed to Licensee and used in the operation of the Station (including, but not limited to logos, jingles and promotional materials) (the "IP License"). Licensee agrees to execute such additional documentation as may be necessary to effectuate the IP License. In the event of termination of this Agreement, the IP License shall terminate; provided, however, that Time Broker shall own all trademarks, service marks, trade names, characters, formats, logos and positioning statements which it develops for the Programming during the term of this Agreement, and Licensee may not make use of any such materials without the consent of Time Broker.

          12.9 Specific Performance. Licensee agrees that benefits to be attained by Time Broker are unique and cannot be readily obtained on the open market and that Time Broker will be irreparably injured if this Agreement is not specifically enforced. Therefore, notwithstanding the indemnification provisions of this Agreement, Time Broker shall have the right to enforce specifically Licensee's performance of under this Agreement, and Licensee agrees to waive the defense in any such suit that Time Broker has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as remedy, including, without limitation, arguments of licensee primacy or primary jurisdiction in the Federal Communications Commission. The remedies described in this Section shall be in addition to, and not in lieu of, any other remedies that Time Broker may elect to pursue.

          12.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania.

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          12.11  Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against all the parties and their respective successors and assigns, including, without limitation, any transferees or assignees of any kind of the FCC license for the Station.

          12.12 Force Majeure. No failure or impairment (i.e., failure to broadcast at the Station's full authorized height and power) of the facilities of the Station or any delay or interruption in the broadcast of the Programming, or failure at any time to furnish facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof or force majeure or due to other causes beyond the reasonable control of the parties shall constitute an Event of Default under this Agreement unless the occurrence thereof shall last for 36 consecutive hours. Licensee shall allow in any case of failure or impairment of the Station's facilities an appropriate credit to Time Broker for time or broadcasts not provided, based upon a pro rata adjustment to the Quarterly Fee in accordance with the length of time during which the failure or impairment exists.

          12.13 Headings. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

          12.14 Relationship, of Parties. The parties agree that nothing herein shall constitute a joint venture between them. Neither Licensee nor Time Broker will be deemed to be the agent, partner or representative of the other party to this Agreement, and neither party is authorized to bind the other to any contract, agreement or understanding.

          12.15 Cooperation. Each party will cooperate with the other with respect to establishing and attaining the strategic and operational goals of the Station.

          12.16 Representations. Both Licensee and Time Broker represent that they are legally qualified, empowered, and able to enter in to this Agreement, and that it has been reviewed and approved by their respective counsel, including counsel specializing in FCC matters. Licensee represents and warrants as follows: (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Georgia; (b) Licensee has the corporate power and authority to enter into and perform this Agreement; (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Licensee; and (d) the execution, delivery and performance of this Agreement by Licensee does not conflict with any other agreement to which Licensee is a party. Time Broker represents and warrants as follows: (a) Time Broker is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware (b) Time Broker has the power and authority to enter into and perform this Agreement; (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary partnership action of Time Broker; and (d) the execution,

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

delivery and performance of this Agreement by Time Broker does not conflict with any other agreement to which Time Broker is a party.

          12.17 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the same original or the same counterpart.

          IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, as of the day and year first above written.


                                         NV ACQUISITION CO.


                                         By: [ILLEGIBLE SIGNATURE]
                                            -------------------------
                                          Its President
                                              ---------------------
                                                [Corporate Seal]


                                         SJL COMMUNICATIONS, L.P.


                                         By: SJL Communications, Inc.,
                                          its General Partner


                                         By: [ILLEGIBLE SIGNATURE]
                                            -------------------------
                                          Its President
                                              ---------------------
                                                [Corporate Seal]

                                       14